Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Forms Nos. 333-91511, 333-120856, 333-120857, and 333-130740 on Form S-8 of Republic Bancorp, Inc. of our report dated April 11, 2012, with respect to the statement of assets acquired and liabilities assumed by Republic Bank & Trust Company (a wholly-owned subsidiary of Republic Bancorp, Inc) pursuant to the Purchase and Assumption Agreement dated January 27, 2012, as amended, in this Form 8-K/A.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Louisville, Kentucky
April 11, 2012

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